
<ARTICLE>                                                     UT
<LEGEND>     THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION
             EXTRACTED FROM THE UNAUDITED FINANCIAL STATEMENTS
             OF WISCONSIN ENERGY CORPORATION FOR THE THREE
             MONTHS ENDED MARCH 31, 1999 AND IS QUALIFIED IN ITS
             ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
<MULTIPLIER>                                               1,000

<CURRENCY>                                           U.S.DOLLARS
<FISCAL-YEAR-END>                                    DEC-31-1999
<PERIOD-START>                                       JAN-01-1999
<PERIOD-END>                                         MAR-31-1999
<PERIOD-TYPE>                                              3-MOS
<EXCHANGE-RATE>                                                1
<BOOK-VALUE>                                            PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                              3,232,691
<OTHER-PROPERTY-AND-INVEST>                            1,109,736
<TOTAL-CURRENT-ASSETS>                                   673,400
<TOTAL-DEFERRED-CHARGES>                                       0
<OTHER-ASSETS>                                           478,611
<TOTAL-ASSETS>                                         5,494,438
<COMMON>                                                   1,163
<CAPITAL-SURPLUS-PAID-IN>                                777,899
<RETAINED-EARNINGS> <F1>                               1,151,239
<TOTAL-COMMON-STOCKHOLDERS-EQ>                         1,930,301
<PREFERRED-MANDATORY>                                          0
<PREFERRED>                                               30,450
<LONG-TERM-DEBT-NET>                                   1,174,534
<SHORT-TERM-NOTES>                                        50,965
<LONG-TERM-NOTES-PAYABLE>                                402,907
<COMMERCIAL-PAPER-OBLIGATIONS>                           115,975
<LONG-TERM-DEBT-CURRENT-PORT>                             96,728
<PREFERRED-STOCK-CURRENT>                                      0
<CAPITAL-LEASE-OBLIGATIONS>                              188,938
<LEASES-CURRENT>                                          25,848
<OTHER-ITEMS-CAPITAL-AND-LIAB> <F2>                    1,477,792
<TOT-CAPITALIZATION-AND-LIAB>                          5,494,438
<GROSS-OPERATING-REVENUE>                                536,720
<INCOME-TAX-EXPENSE>                                      28,149
<OTHER-OPERATING-EXPENSES>                               432,404
<TOTAL-OPERATING-EXPENSES>                               460,553
<OPERATING-INCOME-LOSS>                                   76,167
<OTHER-INCOME-NET>                                         9,539
<INCOME-BEFORE-INTEREST-EXPEN>                            85,706
<TOTAL-INTEREST-EXPENSE> <F3>                             31,894
<NET-INCOME>                                              53,812
<PREFERRED-STOCK-DIVIDENDS>                                  301
<EARNINGS-AVAILABLE-FOR-COMM>                             53,511
<COMMON-STOCK-DIVIDENDS>                                  45,169
<TOTAL-INTEREST-ON-BONDS>                                      0
<CASH-FLOW-OPERATIONS>                                   151,869
<EPS-PRIMARY>                                               0.46
<EPS-DILUTED>                                               0.46

<F1>    Retained earnings is net of $1,195 of unearned
        compensation for restricted stock awards.
<F2>    Other items-capital and liabilities includes $200,000 of
        Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company.
<F3>    Total interest expense includes $228 of distributions on
        preferred securities of subsidiary trust.
See financial statements and notes in the accompanying 10-Q.

